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                                                               File No. 333-3450
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ----------------------------

                       Crescent Real Estate Equities Trust
             (formerly known as Crescent Real Estate Equities, Inc.)
               (Exact name of registrant as specified in charter)

            Texas                                       52-1862813
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                           777 Main Street, Suite 2100
                             Fort Worth, Texas 76102
          (Address, including zip code, of Principal Executive Offices)


                          ----------------------------

          1994 Crescent Real Estate Equities, Inc. Stock Incentive Plan
                            (Full title of the Plan)

                          ----------------------------

                                Gerald W. Haddock
                      President and Chief Operating Officer
                       Crescent Real Estate Equities Trust
                           777 Main Street, Suite 2100
                             Fort Worth, Texas 76102
            (Name, address, including zip code, of agent for service)

                                 (817) 877-0477
          (Telephone number, including area code, of agent for service)

                                   Copies to:
Ellen A. Fredel, Esq.                        David M. Dean, Esq.
Shaw, Pittman, Potts & Trowbridge   and      Crescent Real Estate Equities Trust
2300 N Street, N.W.                          777 Main Street, Suite 2700
Washington, D.C.  20037                      Fort Worth, Texas   76102

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              INTRODUCTORY STATEMENT NOT FORMING PART OF PROSPECTUS


            Crescent Real Estate Equities Trust, a Texas real estate investment trust (the "Trust") hereby amends the Form S-8 (File No. 333-3450) filed with the Securities and Exchange Commission by Crescent Real Estate Equities, Inc., a Maryland corporation (the "Corporation"), on April 10, 1996, relating to shares of its common stock, $0.01 par value per share (the "Common Stock"), issuable upon exercise of employee stock options granted under the Crescent Real Estate Equities, Inc. 1994 Stock Incentive Plan (the "Plan"). The Plan was previously a stock option plan of the Corporation. On December 31, 1996, pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), the Corporation and CRE Limited Partner, Inc., a Delaware corporation, have merged into the Trust (the "Merger"). Pursuant to the Merger Agreement and related resolutions, the options previously issued and outstanding under the Plan became options to purchase the same number of common shares, $0.01 par value per share, of the Trust on the same terms.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.


         The following documents are incorporated herein by reference:


         (a) The Corporation's Registration Statement on Form S-8 filed on October 4, 1996 (File No. 333-13521);

         (b) The Corporation's Registration Statement on Form S-8 filed on April 10, 1996 (File No. 333-3454);

         (c) The Corporation's Registration Statement on Form 8-A filed on April 18, 1994 registering the Corporation's Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (d) The Proxy Statement in connection with the Corporation's 1996 Annual Meeting;

         (e) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, as amended on April 29, 1996;

         (f) The Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30. 1996;

         (g) The Corporation's Current Report on Form 8-K dated August 2, 1994 and filed January 9, 1996, as amended on February 2, 1996 and February 15, 1996;

         (h) The Corporation's Current Report on Form 8-K dated October 3, 1994 and filed January 9, 1996 as amended on February 2, 1996 and February 15, 1996;

         (i) The Corporation's Current Report on Form 8-K dated December 19, 1995 and filed January 3, 1996, as amended on February 2, 1996 and February 15, 1996;

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         (j)      The Corporation's Current Report on Form 8-K dated April 18,
                  1996 and filed June 5, 1996;

         (k) The Corporation's Current Report on Form 8-K dated August 15, 1996 and filed September 11, 1996 as amended on September 27, 1996 and November 12, 1996;

         (l) The Corporation's Current Report on Form 8-K dated September 27, 1996 and filed September 27, 1996; and

         (m) The Corporation's Current Report on Form 8-K dated October 4, 1996 and filed October 4, 1996.


         In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement (in the case of a statement in a previously filed document incorporated or deemed to be incorporated by reference herein), or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein, modifies, or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.


ITEM 4.    DESCRIPTION OF SECURITIES.


           Not applicable.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.


           Not applicable.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.


           The Trust's Declaration of Trust provides that the liability of each trust manager for monetary damages shall be eliminated to the fullest extent permitted by applicable law. In general, under current Texas law, a trust manager is liable to the Trust only for liabilities arising from such trust manager's own willful misfeasance or willful malfeasance or gross negligence. The Declaration of Trust also provides that no amendment thereto may limit or eliminate this


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limitation of liability with respect to events occurring prior to the effective date of such amendment.


         The Trust's Declaration of Trust provides that the trust managers and officers shall be indemnified to the maximum extent permitted by Texas law. Under current Texas law, the Trust will indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a trust manager or officer if it is determined that the person (i) conducted himself in good faith; (ii) reasonably believed: (a) in the case of conduct in his official capacity as a trust manager or officer of the real estate investment trust, that his conduct was in the real estate investment trust's best interests; and (b) in all other cases, that his conduct was at least not opposed to the real estate investment trust's best interests; and
(iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Except to the extent provided in the following sentence, a trust manager or officer may not be indemnified (i) in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or (ii) in which the person is found liable to the real estate investment trust. Notwithstanding the foregoing, a person may be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; provided that if the person is found liable to the real estate investment trust or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (i) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and (ii) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust. In addition, the Trust's Declaration of Trust and Bylaws require it to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former director or officer made a party to a proceeding by reason of his status as a trust manager or officer, provided that the Trust shall have received (i) a written affirmation by the trust manager or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Trust as authorized by the Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the standard of conduct was not met. The Trust's Declaration of Trust and Bylaws also permit the Trust to provide indemnification, payment or reimbursement of expenses to any employee or agent of the Trust in such capacity. Any indemnification, payment or reimbursement of the expenses permitted by the Declaration of Trust and Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Texas Real Estate Investment Trust Act for trust managers.

         The First Amended and Restated Agreement of Limited Partnership, as amended, of Crescent Real Estate Equities Limited Partnership contains indemnification provisions comparable to those contained in the Declaration of Trust.

         The Trust carries insurance that purports to insure officers and trust managers of the Trust against certain liabilities incurred by them in the discharge of their official functions.


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ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement.

         4.01 First Amended and Restated Articles of Incorporation of Crescent Real Estate Equities, Inc. (Filed as Exhibit 3.01 to Registration Statement No. 33-751881 (the "1994 Form S-11") and incorporated by reference herein)

         4.02 Amended and Restated Bylaws of Crescent Real Estate Equities, Inc. (Filed as Exhibit 3.02 to the 1994 Form S-11 and incorporated by reference herein)

         4.03 Form of Stock Certificate (Filed as Exhibit 4.01 to the 1994 Form S-11 and incorporated by reference herein)

         5.01     Opinion of Winstead Sechrest & Minick P.C.  (Previously filed)

         5.02     Opinion of Winstead Sechrest & Minick P.C. (Filed herewith)

         23.01 Consent of Arthur Andersen LLP, Certified Public Accountants, dated December 31, 1996 (Filed herewith)

         23.02 Consent of KPMG Peat Marwick LLP, Certified Public Accountants, dated December 31, 1996 (Filed herewith)

         23.03 Consent of Huselton & Morgan dated January 2, 1997 (Filed herewith)

         23.04 Consent of Grant Thornton LLP dated December 31, 1996 (Filed herewith)

         24.01    Power of Attorney (Previously filed)

ITEM 9.  UNDERTAKINGS.

The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)


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         which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on January 1, 1997.

                                          CRESCENT REAL ESTATE EQUITIES TRUST
                                          a Texas real estate investment trust

                                          /s/ GERALD W. HADDOCK
                                          --------------------------------------
                                          Gerald W. Haddock
                                          President and Chief Operating Officer


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         Pursuant to the requirements of the Securities Act of 1933, each of the undersigned has executed this Registration Statement in the capacities and on the dates indicated.

Name                               Title                                  Date
----                               -----                                  ----


/s/ RICHARD E. RAINWATER *
----------------------------       Trust Manager and                      January 1, 1997
Richard E. Rainwater               Chairman of the Board

/s/ JOHN C. GOFF                   Trust Manager and Chief
----------------------------       Executive Officer                      January 1, 1997
John C. Goff                       (Principal Executive Officer)

/s/ GERALD W. HADDOCK
----------------------------       Trust Manager, President and           January 1, 1997
Gerald W. Haddock                  Chief Operating Officer

/s/ DALLAS E. LUCAS                Senior Vice President and Chief
----------------------------       Financial Officer (Principal           January 1, 1997
Dallas E. Lucas                    Financial and Accounting Officer)

/s/ ANTHONY M. FRANK *
----------------------------       Trust Manager                          January 1, 1997
Anthony M. Frank

/s/ MORTON H. MEYERSON *
----------------------------       Trust Manager                          January 1, 1997
Morton H. Meyerson

/s/ WILLIAM F. QUINN *
----------------------------       Trust Manager                          January 1, 1997
William F. Quinn

/s/ PAUL E. ROWSEY, III *
----------------------------       Trust Manager                          January 1, 1997
Paul E. Rowsey, III

/s/ MELVIN ZUCKERMAN *
----------------------------       Trust Manager                          January 1, 1997
Melvin Zuckerman


                                             * By: /s/ GERALD W. HADDOCK
                                                  ------------------------------
                                                  Gerald W. Haddock
                                                  Attorney-in-Fact


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